Exhibit 99.2

EDISON NATION HOLDINGS, LLC AND SUBSIDIARIES AND AFFILIATES

CONDENSED CONSOLIDATED BALANCE SHEETS

As of June 30, 2018 and December 31, 2017

	June 30, 2018	December 31, 2017
ASSETS
Current assets:
Cash and cash equivalents	$25,850	$57,108
Accounts receivable, net	10,648	37,206
Inventories	370	370
Prepaid expenses and other current assets	34,752	30,093
Total current assets	71,620	124,777
Property and equipment, net	2,387	5,193
Intangible assets, net	75,833	82,779
Total assets	$149,840	$212,749

LIABILITIES AND MEMBERS’ DEFICIT
Current liabilities:
Current portion of note payable and accrued interest	$1,720,575	$1,687,136
Current portion of note payable and accrued interest, related parties	4,458,556	4,225,768
Accounts payable	1,013,882	971,026
Accrued expenses	183,056	186,279
Deferred revenues	298	11,962
Total current liabilities	7,376,367	7,082,171
Note payable and accrued interest, related parties, less current portion	1,345,225	1,345,225
Total liabilities	8,721,592	8,427,396

Commitments and contingencies	-	-

Members’ deficit:
Members’ deficit	(9,064,893)	(8,707,861)
Noncontrolling interest	493,141	493,214
Total members’ deficit	(8,571,752)	(8,214,647)
Total liabilities and members’ deficit	$149,840	$212,749

The accompanying notes are an integral part of these consolidated financial statements.

EDISON NATION HOLDINGS, LLC

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

For the Six Months Ended June 30, 2018 and 2017

	2018	2017

Revenues, net	$39,338	$84,887
Cost of goods sold	26,455	58,257
Gross profit	12,883	26,630

Other operating revenues:
Royalty and licensing	285,770	605,271
Live product search sponsorship and submission fees	26,942	45,320
Website subscription fees	31,925	39,663
Services income	-	130,099
Total other operating revenues	344,637	820,353

Operating expenses-selling, general and administrative	451,269	824,219

Operating (loss) income	(93,749)	22,764

Non-operating income (expense):
Interest expense, net	(263,356)	(226,357)
Other income	-	5,150
Total non-operating expense	(263,356)	(221,207)

Consolidated net loss	(357,105)	(198,443)

Net loss attributable to the noncontrolling interest	(73)	(22,362)

Net loss attributable to Edison Nation Holdings, LLC	$(357,032)	$(176,081)

The accompanying notes are an integral part of these consolidated financial statements.

EDISON NATION HOLDINGS, LLC

CONDENSED CONSOLIDATED STATEMENTS OF MEMBERS’ DEFICIT

For the Six Months Ended June 30, 2018

	Members’ Deficit	Noncontrolling Interest	Total

Balance, December 31, 2017	(8,707,861)	493,214	(8,214,647)

Consolidated net loss	(357,032)	(73)	(357,105)

Balance, June 30, 2018	$(9,064,893)	$493,141	$(8,571,752)

The accompanying notes are an integral part of these consolidated financial statements.

EDISON NATION HOLDINGS, LLC

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

For the Six Months Ended June 30, 2018 and 2017

	2018	2017

Cash flows from operating activities:
Net loss including noncontrolling interests in subsidiaries	$(357,105)	$(198,443)
Adjustments to reconcile net loss including noncontrolling interests in subsidiaries to net cash used in operating activities:
Depreciation and amortization	22,306	34,679
Accrued interest expense added to notes payable	266,227	229,226
Changes in assets and liabilities:
Accounts receivable	26,558	31,205
Inventory	-	26,412
Prepaid expenses and other current assets	(4,659)	16,701
Other assets	(12,554)	(15,501)
Accounts payable	42,856	89,759
Accrued expenses and other current liabilities	(3,223)	(8,730)
Deferred revenues	(11,664)	(340,350)
Net cash used in operating activities	(31,258)	(135,042)

Cash flows from financing activities:
Borrowings under notes payable	-	10,000
Net cash provided by financing activities	-	10,000
Net decrease in cash and cash equivalents	-	(125,042)

Cash and cash equivalents, beginning of the year	57,108	151,721
Cash and cash equivalents, end of the year	25,850	26,679

Supplemental disclosure of cash flow information:
Cash paid for interest	-	-

The accompanying notes are an integral part of these consolidated financial statements.

EDISON NATION HOLDINGS, LLC

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

1.  NATURE OF BUSINESS

As used herein, “Edison Nation” and the “Company” refer to Edison Nation Holdings, LLC and/or its wholly and majority-owned and controlled operating subsidiaries, and/or where applicable, its management.

Edison Nation Holdings, LLC, a North Carolina limited liability company, was formed on February 8, 2007 as Bouncing Brain Holdings, LLC. On August 25, 2008, Bouncing Brain Holdings, LLC changed its name to Edison Nation Holdings, LLC.

As of June 30, 2018, Edison Nation Holdings, LLC is the single member of Edison Nation, LLC, Everyday Edisons, LLC, and Edison Nation Products, LLC. Edison Nation, LLC is the single member of Safe TV Shop, LLC, Edison Nation Medical, LLC and 74% member of Access Innovation, LLC. All subsidiaries of Edison Nation Holdings, LLC are North Carolina limited liability companies. Edison Nation generates revenues and related cash flows from the acquisition of intellectual property rights from private inventors and the commercialization of that intellectual property. In order to acquire intellectual property rights, the Company operates a website where inventors submit their innovative product ideas. The intellectual property rights acquired through these various sources is then either licensed to manufactures and retailers. In certain instances, the Company develops the intellectual property into innovative products and in other cases the intellectual property is licensed “as is”. In certain other instances the Company develops the intellectual property into products for the Direct Response Television (DRTV) market. For these products, the Company develops and tests infomercials, and then, for those with positive test results, licenses the products to strategic partners in the DRTV industry. The inventors of the intellectual property are paid a percentage of the Company’s revenue from its commercialization. This percentage varies with the Company’s investment in the development of the intellectual property.

2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation and Substantial Doubt in Going Concern. The condensed consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”) for interim financial statements. Accordingly, they do not contain all information and footnotes required by GAAP for annual financial statements. The condensed consolidated financial statements include the accounts of the Company and its wholly-owned subsidiaries. All intercompany balances and transactions have been eliminated in consolidation. In the opinion of the Company’s management, the accompanying unaudited condensed consolidated financial statements contain all the adjustments necessary (consisting only of normal recurring accruals) to present the financial position of the Company as of June 30, 2018 and the results of operations, changes in members’ equity (deficit), and cash flows for the periods presented. The results of operations for the six months ended June 30, 2018 are not necessarily indicative of the operating results for the full fiscal year for any future period.

The accompanying consolidated financial statements of the Company have been prepared assuming the Company will continue as a going concern and in accordance with generally accepted accounting principles in the United States of America (“U.S. GAAP”). The going concern basis of presentation assumes that the Company will continue in operation one year after the date these financial statements are issued and the Company will be able to realize their assets and discharge their liabilities and commitments in the normal course of business. As of December 31, 2017, the Company had cash and cash equivalents of $57,108. The Company had a loss from operations of $1,081,071 and a net loss of $1,472,786 for the year ended December 31, 2017. The Company has suffered recurring losses from operations and has not generated positive cash flows from operations. The Company anticipates operating losses to continue for the foreseeable future.

The Company has an outstanding note payable with AllStar Marketing Group (“AMG”) of $1,531,827 and related accrued interest which is due on December 31, 2018, notes payable to two members of the Company of $2,512,452 and related accrued interest which were due on June 30, 2015 and convertible notes payable to related parties of $1,345,226 and related accrued interest which are due April 25, 2019. The Company currently does not have sufficient funds to pay the note payable to AMG and the past due notes payable to the two members of the Company.

These factors, among others, raise substantial doubt about the Company's ability to continue as a going concern. As discussed in Note 9 – Subsequent Events, the Company completed the sale of its membership units to Edison Nation, Inc. on September 4, 2018. In connection with this transaction, the Company was discharged from its note payable to AMG by transferring the intellectual property rights of certain products to AMG. In addition, the two notes payable due to the members of the Company were satisfied with the issuance of 557,084 shares of Edison Nation, Inc. common stock.

EDISON NATION HOLDINGS, LLC

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

In view of the matters described above, management has concluded that substantial doubt exists with respect to the Company’s ability to continue as a going concern within one year after the date the financial statements are issued. The recoverability of a major portion of the recorded asset amounts shown in the Company’s accompanying balance sheets is dependent upon continued operations of the Company, which in turn is dependent upon the Company’s ability to meet its funding requirements on a continuous basis, to maintain existing financing and to succeed in its future operations. The Company’s financial statements do not include any adjustment relating to the recoverability and classification of recorded asset amounts and classification of liabilities that might be necessary should the Company be unable to continue in existence.

These condensed consolidated financial statements should be read in conjunction with the consolidated financial statements and related notes thereto included elsewhere in this Form 8-K/A.

Principles of Consolidation.  The accompanying condensed consolidated financial statements include the accounts of Edison Nation Holdings, LLC and its wholly and majority-owned and controlled subsidiaries. Material intercompany transactions and balances have been eliminated in consolidation.

Use of Estimates. The preparation of financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amount of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from these estimates. Edison Nation believes that, of the significant accounting policies described herein, the accounting policies associated with revenue recognition, the estimate of the allowance for bad debts, the valuation of the loan and equity instruments, impairment of patent-related intangible assets, the determination of the economic useful life of depreciable property and equipment and amortizable intangible assets, unpaid royalties, require its most difficult, subjective or complex judgments.

Fair Value Measurements. The Company measures the fair value of financial assets and liabilities based on the guidance of ASC 820 “Fair Value Measurements and Disclosures” (“ASC 820”) which defines fair value, establishes a framework for measuring fair value, and expands disclosures about fair value measurements.

ASC 820 defines fair value as the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date. ASC 820 also establishes a fair value hierarchy, which requires an entity to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value. ASC 820 describes three levels of inputs that may be used to measure fair value:

Level 1 — quoted prices in active markets for identical assets or liabilities

Level 2 — quoted prices for similar assets and liabilities in active markets or inputs that are observable

Level 3 — inputs that are unobservable (for example, cash flow modeling inputs based on assumptions)

The carrying amounts of the Company’s financial instruments, such as cash, accounts receivable, accounts payable, accrued expenses and other current liabilities approximate fair values due to the short-term nature of these instruments. The carrying amount of the Company’s notes payable approximates fair value because the effective yields on these obligations, which include contractual interest rates, taken together with other features such as concurrent issuance of warrants, are comparable to rates of returns for instruments of similar credit risk.

Concentration of Credit Risks.  Financial instruments that potentially subject Edison Nation to concentrations of credit risk are cash equivalents and revenues. Cash and cash equivalents are invested in deposits with certain financial institutions and may, at times, exceed federally insured limits. Edison Nation has not experienced any significant losses on its deposits of cash and cash equivalents.

For the six months ended June, 2018 and 2017, the following customers represented more than 10% of total revenues and other operating revenues:

	2018	2017
Customer A	*	50%
Customer B	32%	10%
Customer C	21%	*
*	Customer did not represent greater than 10% of total revenues and other operating revenues.

Revenue Recognition.  Revenue is recognized when (i) persuasive evidence of an arrangement exists, (ii) all obligations have been substantially performed pursuant to the terms of the arrangement, (iii) amounts are fixed or determinable, and (iv) the collectibility of amounts is reasonably assured.

In general, revenue arrangements provide for the payment of contractually determined fees in consideration for the grant of certain intellectual property rights for patented technologies owned or controlled by Edison Nation’s operating subsidiaries. These rights typically include some combination of the following: (i) the grant of a non-exclusive, retroactive and future license to manufacture and/or sell products covered by patented technologies owned or controlled by Edison Nation’s operating subsidiaries, (ii) a covenant-not-to-sue, (iii) the release of the licensee from certain claims, and (iv) the dismissal of any pending litigation. The intellectual property rights granted may be perpetual in nature, extending until the expiration of the related patents, or can be granted for a defined, relatively short period of time, with the licensee possessing the right to renew the agreement at the end of each contractual term for an additional minimum upfront payment. Pursuant to the terms of these agreements, Edison Nation’s operating subsidiaries have no further obligation with respect to the grant of the non-exclusive retroactive and future licenses, covenants-not-to-sue, releases, and other deliverables, including no express or implied obligation on Edison Nation’s operating subsidiaries’ part to maintain or upgrade the technology, or provide future support or services. Generally, the agreements provide for the grant of the licenses, covenants-not-to-sue, releases, and other significant deliverables upon execution of the agreement, or upon receipt of the minimum upfront payment for term agreement renewals. As such, the earnings process is complete and revenue is recognized upon the execution of the agreement, when collectibility is reasonably assured, or upon receipt of the minimum upfront fee for term agreement renewals, and when all other revenue recognition criteria have been met.

EDISON NATION HOLDINGS, LLC

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

For the periods presented herein, the majority of the revenue agreements executed by the Company provided for the payment of one-time, paid-up license fees in consideration for the grant of certain intellectual property rights for patented technology owned by Edison Nation’s operating subsidiaries. These rights were primarily granted on a perpetual basis, extending until the expiration of the underlying patents.

Certain of the Company’s revenue arrangements provide for future royalties or additional required payments based on future licensee activities. Additional royalties are recognized in revenue upon resolution of the related contingency provided that all revenue recognition criteria, as described above, have been met. Amounts of additional royalties due under these license agreements, if any, cannot be reasonably estimated by management.

Certain of the Company’s revenue arrangements provide for the calculation of fees based on a licensee’s actual quarterly sales or actual per unit activity, applied to a contractual royalty rate. Licensees that pay fees on a quarterly basis generally report actual quarterly sales or actual per unit activity information and related quarterly fees due within 30 days to 45 days after the end of the quarter in which such sales or activity takes place. The amount of fees due under these revenue arrangements each quarter cannot be reasonably estimated by management. Consequently, Edison Nation’s operating subsidiaries recognize revenue from these revenue arrangements on a three-month lag basis, in the quarter following the quarter of sales or per unit activity, provided amounts are fixed or determinable and collectibility is reasonably assured. The lag method described above allows for the receipt of licensee royalty reports prior to the recognition of revenue.

Amounts related to revenue arrangements that do not meet the revenue recognition criteria described above are deferred until the revenue recognition criteria are met.

Edison Nation assesses the collectibility of fees receivable based on a number of factors, including past transaction history and credit-worthiness of licensees. If it is determined that collection is not reasonably assured, the fee is recognized when collectibility becomes reasonably assured, assuming all other revenue recognition criteria have been met, which is generally upon receipt of cash.

Segment Reporting.  Edison Nation uses the management approach, which designates the internal organization that is used by management for making operating decisions and assessing performance as the basis of Edison Nation’s reportable segments. Edison Nation’s patent licensing constitutes its single reportable segment.

3. INVESTMENTS IN UNCONSOLIDATED AFFILIATES

The Company has a 10% ownership interest in Alva Fund, LLC. Due to the Company’s lack of significant influence over the operations and financial decisions of Alva it accounts for its ownership of Alva using the cost method. The Company’s share of earnings of Alva is reflected in income when received. On December 31, 2017, the Alva Fund, LLC was closed.

The Company has a 50% ownership interest in Season 4, LLC (“Season 4”) but does not have control over the operations. Due to the Company’s 50% ownership interest it accounts for its ownership in the entity using the equity method. The Company’s share of earnings of Season 4 is reflected in income when earned. The Company has not made any monetary investments in Season 4 and there have been no earnings from Season 4 allocated to the Company. As such, there are no amounts reflected as investment in Season 4 on the balance sheet as of June 30, 2018 and December 31, 2017. On December 31, 2017, Season 4 was closed.

In 2011, the Company entered into an agreement with Alva. Alva agreed to fund $1 million for the productions of Season Four of Everyday Edisons and the development of the intellectual property featured on the television show. Edison Nation agreed to contribute its expertise in production and distribution the television show and in evaluating and commercializing intellection property, its management of the production of the television show, and $1 million of product development services and time. The time and services contributed are valued at amounts substantially below market rates for similar services and in no case more than the lowest amounts charged to unrelated third parties. In return for these contributions, Alva is to receive the first $1.15 million of the profits derived from the commercialization of Season Four intellectual property and Edison Nation is to receive the next $1.15 million. Thereafter, each party is to receive 50% of the ongoing net profits derived from the commercialization of Season Four intellectual property. Both parties have met their obligations and no significant net profits have been received to date. In conjunction with this agreement, Season 4, LLC was formed to hold all rights, title and interest in and to Season 4.

EDISON NATION HOLDINGS, LLC

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

4.  NOTE PAYABLE AND ACCRUED INTEREST

On March 27, 2014, the Company entered into an agreement to borrow $2,400,000 from one of its commercialization partners. The agreement is secured by certain trademarks, patents, and copyrights owned by the Company related to three specific products, contains various affirmative and negative covenants, and gives the lender a right of first refusal for commercialization of all future products of the Company developed primarily or initially for sale through the As Seen on Television market during the term of this agreement. In addition, the agreement allows the lender to apply 50% of any net proceeds due to the Company under any commercialization agreement with the lender to accrued interest and principal outstanding under this agreement.

Principal and related accrued interest under the note payable was as follows as of June 30, 2018 and December 31, 2017:

	2018	2017

AllStar Marketing Group, LLC, 4%, Due June 30, 2018	$1,531,827	$1,531,827
Accrued interest	188,748	155,309
	1,720,575	1,687,136
Less: current portion	1,720,575	1,687,136
Long-term portion	$-	$-

5.  NOTES PAYABLE AND ACCRUED INTEREST, RELATED PARTIES

On August 31, 2012, the Company entered into two separate promissory notes to borrow $1,256,226 from two members each. The promissory notes bear interest at a rate of ten percent (10%) per annum. The Company was required to make a balloon payment of all outstanding principal and interest due on June 30, 2015. The Company has failed to make the required balloon payment and is in default of the of the provisions of these promissory notes.

On December 31, 2014, the Company entered into various convertible promissory notes to borrow various amounts from certain members. The convertible promissory notes have been amended in connection with additional loans on November 15, 2015, January 26, 2016, February 12, 2016, February 26, 2016, April 25, 2016 and the latest amendment occurring on June 30, 2017. The convertible promissory notes have two tranches and bear interest at a rate of ten percent (10%) per annum. The convertible promissory notes under tranche A have an option to convert into units of Edison Nation Holdings, LLC at a conversion price of $100.00 per unit. The conversion promissory notes under tranche B have an option to convert into units of Access Innovation, LLC at a conversion price of $80.00 per unit. The conversion price on both tranches is significantly above the fair value of the underlying units and therefore the value of the conversion feature was not material. Prepayments are not allowed under the notes without the prior written consent of the holders of the notes until the 18 month anniversary of the effective date of the notes, after which time the notes may be prepaid without penalty at any time upon sixty (30) days’ written notice to the holders. The convertible promissory notes mature on April 25, 2019.

Principal and related accrued interest under the notes payable, related parties was as follows as of June 30, 2018 and December 31, 2017:

	2018	2017

Venture Six, LLC Note, 10%, Due June 30, 2015	$1,256,226	$1,256,226
Wesley M. Jones Note, 10%, Due June 30, 2015	1,256,226	1,256,226
GS Venture Partners LLC Convertible Note, 10%, Due April 25, 2019	815,573	815,573
Louis Foreman Convertible Note, 10%, Due April 25, 2019	190,833	190,833
David Rozinov Convertible Note, 10%, Due April 25, 2019	175,000	175,000
Wesley M. Jones Convertible Note, 10%, Due April 25, 2019	123,300	123,300
Todd Stancombe Convertible Note, 10%, Due April 25, 2019	40,520	40,520
Total Principal	3,857,678	3,857,678
Accrued interest	1,946,104	1,713,316
	5,803,781	5,570,994
Less: current portion	4,458,556	4,225,768
Long-term portion	$1,345,225	$1,345,226

Related party interest expense was $232,976 and $195,976 for the six months ended June 30, 2018 and 2017, respectively.

EDISON NATION HOLDINGS, LLC

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

6.  MEMBERS’ EQUITY

Membership interests. Certain members and debt holders of the Company have preferential rights related to the determination of the Board of Managers of the Company and anti-dilution rights as defined in the fourth amended and restated operation agreement of the Company.

Net profit and losses are allocated based on terms set forth and defined in the Company’s fourth amended and restated operating agreement. Distributions, if approved by the Board of Managers, are first made pro rata based on member’s respective Capital Account balance, as defined in the Company’s fourth amended and restated operating agreement. Once Capital Account balances are reduced to zero, distributions, thereafter, are made pro rata based on member’s respective units owned.

Warrants. The Company had previously granted warrants to various parties in the past of which all were fully vested prior to January 1, 2016. There was no compensation expense recorded related to the warrants for the six months ended June 30, 2018 and 2017, respectively. As of June 30, 2018, warrants outstanding are as follows:

	Number of Warrants	Expiration Date	Exercise Price

Gregg Smith, Issued 2/15/13	2,963	2/15/2023	$500.00
Benson Management LLC, Issued 2/15/2013	4,438	2/15/2023	$500.00
HLC Edison LLC, Issued 12/17/2012	6,757	12/17/2022	$249.75
HLC Edison LLC, Issued 7/1/2013	2,252	7/1/2023	$249.75
	16,410

A summary of the warrant activity for the six months ending June 30, 2018:

	Number of Warrants	Weighted Average Exercise Price	Weighted Average Remaining Life in Years

Outstanding, December 31, 2017	18,892	$388.50	4.3
Outstanding, June 30, 2018	18,892	$388.50	3.8
Exercisable, June 30 2018	18,892	$388.50	3.8

Options. The Company granted options to certain members for services contributed of which all were fully vested as of June 30, 2018 and December 31, 2017, respectively. There was no compensation expense recorded related to the options for the six months ended June 30, 2018 and 2017, respectively. At June 30, 2018, 10,785 options were outstanding. The following is a summary of the option activity for the six months ending June 30, 2018:

	Number of Options	Weighted Average Exercise Price	Weighted Average Remaining Life in Years

Outstanding, December 31, 2017	10,785	$100.00	8.3
Outstanding, June 30, 2018	10,785	$100.00	7.8
Exercisable, June 30 2018	10,785	$100.00	7.8

EDISON NATION HOLDINGS, LLC

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

7.  RELATED PARTY TRANSACTIONS

The Company contracts with Enventys, a related party majority owned by Louis Foreman, a Member, manager, and principal of Edison Nation Holdings, LLC, for certain administrative, product development, consulting and other services. The Company incurred fees of approximately $6,000 and $56,000 for the six months ended June 30, 2018 and 2017, respectively as a result of various transactions with Enventys for product development, consulting, contract labor, advertising and other travel related expenses. The Company owed Enventys approximately $418,000 and $379,000 at June 30, 2018 and December 31, 2017, respectively.

The Company incurred fees from Tillman Wright, PLLC (Tillman Wright) totaling approximately $16,000 and $45,000 for the six months ended June 30, 2018 and 2017, respectively, for legal services and various expenses relating to the prosecution and maintenance of the Company’s intellectual property. The Company owed Tillman Wright approximately $5,000 and $10,000 at June 30, 2018 and December 31, 2017, respectively. Substantially all of this balance is included in accounts payable and accrued expenses on the consolidated balance sheet as of June 30, 2018 and 2017. The principals of Tillman Wright are also owners in the Company.

8.  COMMITMENTS AND CONTINGENCIES

Operating Leases. Edison Nation leases certain office space from an entity affiliated through common ownership under operating lease agreement. The operating lease requires base monthly payments of $3,333 plus the Company’s share of the facilities operating expenses as defined in the lease agreement through May 2018. The lease agreement has expired and is currently month to month.

Rent expense for the six months ended June 30, 2018 and 2017 was $78,831 and $157,397, respectively. Rental payments are expensed in the statements of operations in the period to which they relate. Scheduled rent increases are amortized on a straight-line basis over the lease term.

Inventor Royalties. In connection with the investment in certain patents and patent rights, certain of Edison Nation’s operating subsidiaries executed related agreements which grant to the former owners of the respective patents or patent rights, the right to receive inventor royalties based on future net revenues (as defined in the respective agreements) generated as a result of licensing and otherwise enforcing the respective patents or patent portfolios.

Contingent Legal Expenses. Edison Nation’s operating subsidiaries may retain the services of law firms that specialize in patent licensing and enforcement and patent law in connection with their licensing and enforcement activities. These law firms may be retained on a contingent fee basis whereby such law firms are paid on a scaled percentage of any negotiated fees, settlements or judgments awarded based on how and when the fees, settlements or judgments are obtained.

Patent Enforcement and Other Litigation. Edison Nation is subject to claims, counterclaims and legal actions that arise in the ordinary course of business. Management believes that the ultimate liability with respect to these claims and legal actions, if any, will not have a material effect on Edison Nation’s consolidated financial position, results of operations or cash flows.

EDISON NATION HOLDINGS, LLC

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

9.  SUBSEQUENT EVENTS

On September 4, 2018, Edison Nation, Inc. (“ENI”) which was formerly Xspand Products Lab, Inc. entered into a Membership Interest Purchase Agreement (the “Purchase Agreement”) with Edison Nation to acquire all of the voting membership interests of Edison Nation. ENI had previously begun negotiations for the acquisition pursuant to a Strategic Partnership Agreement dated February 26, 2018 and entered into between ENI and Edison Nation.

Pursuant to the Purchase Agreement, ENI agreed to pay aggregate consideration consisting of: (i) $700,000 in cash to Edison Nation ($550,000 of which will be used to purchase the membership interests of Access Innovation, LLC, which membership interests will then be subsequently distributed to the existing members of Edison Nation), (ii) $250,000 in cash to be used to pay off indebtedness of Edison Nation owed to holders of certain senior convertible debt and the assumption of the remaining balance of the senior convertible debt through the issuance to the holders of 4%, 5-year senior convertible notes (the “New Convertible Notes”), in the aggregate principal amount of the sum of $1,406,352 plus accrued but unpaid interest arising on the senior convertible debt through the closing date, which as of the date of the Purchase Agreement would be convertible into approximately 281,270 shares of the Company’s common stock, at the option of the holder of such New Convertible Notes (subject to certain adjustments as provided in the Purchase Agreement and the terms of the New Convertible Notes), (iii) the reservation of 990,000 shares of the Company’s common stock that may be issued in exchange for the redemption of certain non-voting membership interests of EN that will be created specifically in connection with the transaction contemplated by the Purchase Agreement (which exchange obligations may be instead satisfied in cash instead of shares of common stock, in the Company’s sole discretion), and (iv) the issuance of approximately 557,084 shares of the Company’s common stock in satisfaction of the indebtedness represented by promissory notes payable by EN to Venture Six, LLC and Wesley Jones with a total principal balance of $4,127,601.94 as of the date of the Purchase Agreement.  In connection with the Purchase Agreement ENI did not acquire the membership interests of Edison Nation Medical, LLC which was owned by Edison Nation Holdings, LLC prior to the transaction. In addition, the Company agreed to use its best efforts to cause Louis Foreman, a Member, manager, and principal of EN, to be nominated for election to the Company’s board of directors at the Company’s next annual meeting.